Exhibit 3.01

CERTIFICATE OF DESIGNATIONS

of

SERIES A-1 JUNIOR PARTICIPATING PREFERRED STOCK

of

BENIHANA INC.

(Pursuant to Section 151 of the
Delaware General Corporation Law)

Benihana Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the “Corporation”), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation as required by Section 151 of the General Corporation Law at a meeting duly called and held on January 24, 1997:

RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (hereinafter called the “Board of Directors” or the “Board”) in accordance with the provisions of the Certificate of Incorporation, the Board of Directors hereby creates a series of Preferred Stock, par value $1.00 per share (the “Preferred Stock”), of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:

Series A-1 Junior Participating Preferred Stock:

Section 1. Designation and Amount.  The shares of such series shall be designated as “Series A-1 Junior Participating Preferred Stock” (the “Series A-1 Preferred Stock”) and the number of shares constituting the Series A-1 Preferred Stock shall be 40,000.  Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A-1 Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A-1 Preferred Stock.

  Section 2. Dividends and Distributions.

(A)           Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A-1 Preferred Stock with respect to dividends, the holders of shares of Series A-1 Preferred Stock, in preference to the holders of Common Stock, par value $.10 per share (the “Common Stock”) and Class A Common Stock, par value $.10 per share (the “Class A Stock”) (both such classes referred to collectively as the “Common Shares”), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A-1 Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in Common Shares or a subdivision of the outstanding Common Shares (by reclassification or otherwise), declared on the Common Shares since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A-1 Preferred Stock.  In the event the Corporation shall at any time declare or pay any dividend on the Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding shares of Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares) into a greater or lesser number of Common Shares, then in each such case the amount to which holders of shares of Series A-1 Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

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(B)           The Corporation shall declare a dividend or distribution on the Series A-1 Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Shares (other than a dividend payable in Common Shares); provided that, in the event no dividend or distribution shall have been declared on the Common Shares during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1 per share on the Series A-1 Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(C)           Dividends shall begin to accrue and be cumulative on outstanding shares of Series A-1 Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A-1 Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date.  Accrued but unpaid dividends shall not bear interest.  Dividends paid on the shares of Series A-1 Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.  The Board of Directors may fix a record date for the determination of holders of shares of Series A-1 Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

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  Section 3. Voting Rights.  The holders of shares of Series A-1 Preferred Stock shall have the following voting rights:

(A)           Subject to the provision for adjustment hereinafter set forth, each share of Series A-1 Preferred Stock shall entitle the holder thereof to 100 votes, voting together with the Common Stock as a single class on all matters with respect to which the Common Stock is entitled to vote.  In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes-per share to which holders of shares of Series A-1 Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B)           Except as set forth herein, or as otherwise provided by law, holders of Series A-1 Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

          Section 4. Certain Restrictions.

(A)           Whenever quarterly dividends or other dividends or distributions payable on the Series A-1 Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A-1 Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

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(i)     declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A-1 Preferred Stock;

(ii)    declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A-1 Preferred Stock, except dividends paid ratably on the Series A-1 Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii)   redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A-1 Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A-1 Preferred Stock; or

(iv)    redeem or purchase or otherwise acquire for consideration any shares of Series A-1 Preferred Stock, or any shares of stock ranking on a parity with the Series A-1 Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B)           The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

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Section 5. Reacquired Shares.  Any shares of Series A-1 Preferred Stock purchased or otherwise acquired by the corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof.  All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

       Section 6. Liquidation, Dissolution or Winding Up.  Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A-1 Preferred Stock unless, prior thereto, the holders of shares of Series A-1 Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A-1 Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Shares, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A-1 Preferred Stock, except distributions made ratably on the Series A-1 Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.  In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of Common Shares, then in each such case the aggregate amount to which holders of shares of Series A-1 Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

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    Section 7. Consolidation, Merger, etc.  In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the Common Shares are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A-1 Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each Common Share is changed or exchanged.  In the event the Corporation shall at any time declare or pay any dividend on the Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of Common Shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A-1 Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

    Section 8. No Redemption.  The shares of Series A-1 Preferred Stock shall not be redeemable.

    Section 9. Rank.  Except with respect to the Series A-2 Junior Preferred Stock of the Corporation (the “Series A-2 Preferred Stock”), the Series A-1 Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation’s Preferred Stock.  The Series A-1 Preferred Stock should rank pari passu with the Series A-2 Preferred Stock.

    Section 10.  Amendment.  The Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A-1 Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A-1 Preferred Stock, voting together as a single class.

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IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Corporation by its President and attested by its Secretary this 28th day of February 1997.

/s/ Joel A. Schwartz
President

Attest:

Juan C. Garcia
Asst. Secretary

8

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:50 PM 01/31/2007
FILED 04:40 PM 01/31/2007
SRV 070110296 – 2458677 FILE

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF DESIGNATIONS OF

SERIES A-1 JUNIOR PARTICIPATING PREFERRED STOCK OF

BENIHANA INC.

(Pursuant to Section 151 of the
Delaware General Corporation Law)

           Benihana Inc., a Delaware corporation (the “Company”), does hereby certify:

           FIRST: On March 4, 1997, the Company filed with the Secretary of State of the State of Delaware resolutions adopted by the Board of Directors of the Company (the “Board”) creating a series of Preferred Stock of the Company, par value $1.00 per share, designated as the Series A-l Junior Participating Preferred Stock, pursuant to Section 151 of the Delaware General Corporation Law (the “DGCL”).

            SECOND: No shares of Series A-l Junior Participating Preferred Stock have been issued by the Company.

           THIRD: The Board adopted the following resolution in accordance with the DGCL to amend the Certificate of Designations of the Series A-l Junior Participating Preferred Stock:

           RESOLVED, that the Certificate of Designations of the Series A-l Junior Participating Preferred Stock of the Company (the “Series A-l Certificate”) shall be amended by inserting therein a new Section 11 which shall read as follows:

Section 11. Adjustments. Notwithstanding any provision of this Certificate of Designations to the contrary, no adjustment shall be deemed to have been made pursuant to the final sentences of each of Section 2(A), Section 3(A), Section 6 and Section 7 with respect to any event occurring prior to the adoption of this Section 11.

           RESOLVED, that the foregoing amendment to the Series A-l Certificate shall be effective upon the filing of a certificate setting forth such amendment with the Secretary of State of the State of Delaware.

          IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to be signed by its duly authorized officer this 31st day of January, 2007.

BENIHANA INC.

By:	/s/ Joel Schwartz
Name: Joel Schwartz
Title: President

15

CERTIFICATE OF DESIGNATIONS

of

SERIES A-2 JUNIOR PARTICIPATING PREFERRED STOCK

of

BENIHANA INC.

(Pursuant to Section 151 of the
Delaware General Corporation Law)

Benihana Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the “Corporation”), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation as required by Section 151 of the General Corporation Law at a meeting duly called and held on January 24, 1997:

RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (hereinafter called the “Board of Directors” or the “Board”) in accordance with the provisions of the Certificate of Incorporation, the Board of Directors hereby creates a series of Preferred Stock, par value $1.00 per share (the “Preferred Stock”), of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:

Series A-2 Junior Participating Preferred Stock:

Section 1. Designation and Amount.  The shares of such series shall be designated as “Series A-2 Junior Participating Preferred Stock” (the “Series A-2 Preferred Stock”) and the number of shares constituting the Series A-2 Preferred Stock shall be 30,000.  Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A-2 Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A-2 Preferred Stock.

  Section 2. Dividends and Distributions.

(A)           Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A-2 Preferred Stock with respect to dividends, the holders of shares of Series A-2 Preferred Stock, in preference to the holders of Common Stock, par value $.10 per share (the “Common Stock”) and Class A Common Stock, par value $.10 per share (the “Class A Stock”) (both such classes referred to collectively as the “Common Shares”), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A-2 Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in Common Shares or a subdivision of the outstanding Common Shares (by reclassification or otherwise), declared on the Common Shares since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A-2 Preferred Stock.  In the event the Corporation shall at any time declare or pay any dividend on the Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding shares of Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares) into a greater or lesser number of Common Shares, then in each such case the amount to which holders of shares of Series A-2 Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

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(B)           The Corporation shall declare a dividend or distribution on the Series A-2 Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Shares (other than a dividend payable in Common Shares); provided that, in the event no dividend or distribution shall have been declared on the Common Shares during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1 per share on the Series A-2 Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(C)           Dividends shall begin to accrue and be cumulative on outstanding shares of Series A-2 Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A-2 Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date.  Accrued but unpaid dividends shall not bear interest.  Dividends paid on the shares of Series A-2 Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.  The Board of Directors may fix a record date for the determination of holders of shares of Series A-2 Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

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  Section 3. Voting Rights.  The holders of shares of Series A-2 Preferred Stock shall have the following voting rights:

(A)           Subject to the provision for adjustment hereinafter set forth, each share of Series A-2 Preferred Stock shall entitle the holder thereof to 10 votes, voting together with the Class A Stock as a single class on all matters with respect to which the Class A Stock is entitled to vote.  In the event the Corporation shall at any time declare or pay any dividend on the Class A Stock payable in shares of Class A Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Class A Stock (by reclassification or otherwise than by payment of a dividend in shares of Class A Stock) into a greater or lesser number of shares of Class A Stock, then in each such case the number of votes-per share to which holders of shares of Series A-2 Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Class A Stock outstanding immediately after such event and the denominator of which is the number of shares of Class A Stock that were outstanding immediately prior to such event.

(B)           Except as set forth herein, or as otherwise provided by law, holders of Series A-2 Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Class A Stock as set forth herein) for taking any corporate action.

                  Section 4. Certain Restrictions.

(A)           Whenever quarterly dividends or other dividends or distributions payable on the Series A-2 Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A-2 Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

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(i)     declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A-2 Preferred Stock;

(ii)    declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A-2 Preferred Stock, except dividends paid ratably on the Series A-2 Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii)   redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A-2 Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A-2 Preferred Stock; or

(iv)    redeem or purchase or otherwise acquire for consideration any shares of Series A-2 Preferred Stock, or any shares of stock ranking on a parity with the Series A-2 Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B)           The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

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  Section 5. Reacquired Shares.  Any shares of Series A-2 Preferred Stock purchased or otherwise acquired by the corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof.  All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

          Section 6. Liquidation, Dissolution or Winding Up.  Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A-2 Preferred Stock unless, prior thereto, the holders of shares of Series A-2 Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A-2 Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Shares, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A-2 Preferred Stock, except distributions made ratably on the Series A-2 Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.  In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of Common Shares, then in each such case the aggregate amount to which holders of shares of Series A-2 Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

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          Section 7. Consolidation, Merger, etc.  In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the Common Shares are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A-2 Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each Common Share is changed or exchanged.  In the event the Corporation shall at any time declare or pay any dividend on the Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of Common Shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A-2 Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

          Section 8. No Redemption.  The shares of Series A-2 Preferred Stock shall not be redeemable.

          Section 9. Rank.  Except with respect to the Series A-1 Junior Preferred Stock of the Corporation (the “Series A-1 Preferred Stock”), the Series A-2 Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation’s Preferred Stock.  The Series A-2 Preferred Stock should rank pari passu with the Series A-1 Preferred Stock.

          Section 10.  Amendment.  The Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A-2 Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A-2 Preferred Stock, voting together as a single class.

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IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Corporation by its President and attested by its Secretary this 28th day of February 1997.

/s/ Joel A. Schwartz
President

Attest:

/s/ Juan C. Garcia
Assistant Secretary

8

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:50 PM 01/31/2007
FILED 04:50 PM 01/31/2007
SRV 070110337 – 2458677 FILE

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF DESIGNATIONS OF

SERIES A-2 JUNIOR PARTICIPATING PREFERRED STOCK OF

BENIHANA INC.

(Pursuant to Section 151 of the
Delaware General Corporation Law)

Benihana Inc., a Delaware corporation (the “Company”), does hereby certify:

FIRST: On March 4,1997, the Company filed with the Secretary of State of the State of Delaware resolutions adopted by the Board of Directors of the Company (the “Board”) creating a series of Preferred Stock of the Company, par value $1.00 per share, designated as the Series A-2 Junior Participating Preferred Stock, pursuant to Section 151 of the Delaware General Corporation Law (the “DGCL”).

SECOND: No shares of Series A-2 Junior Participating Preferred Stock have been issued by the Company.

THIRD: The Board adopted the following resolutions in accordance with the DGCL to amend the Certificate of Designations of the Series A-2 Junior Participating Preferred Stock:

RESOLVED, that the Certificate of Designations of the Series A-2 Junior Participating Preferred Stock of the Company (the “Series A-2 Certificate”) shall be amended by inserting therein a new Section 11 which shall read as follows:

Section 11. Adjustments. Notwithstanding any provision of this Certificate of Designations to the contrary, no adjustment shall be deemed to have been made pursuant to the final sentences of each of Section 2(A), Section 3(A), Section 6 and Section 7 with respect to any event occurring prior to the adoption of this Section 11.

RESOLVED, that the second sentence of Section 6 of the Series A-2 Certificate shall be amended by (i) deleting the phrase “dividend on the Common Stock” and inserting in lieu thereof the phrase “dividend on the Class A Stock” and (ii) deleting the phrase “dividend in shares of Common Stock” and inserting in lieu thereof the phrase “dividend in shares of Class A Stock.”

RESOLVED, that the foregoing amendments to the Series A-2 Certificate shall be effective upon the filing of a certificate setting forth such amendments with the Secretary of State of the State of Delaware.

CERTIFICATE OF DESIGNATIONS

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF
SERIES B CONVERTIBLE PREFERRED STOCK

of

BENIHANA INC.

Pursuant to Section 151 of the General Corporation Law
of the State of Delaware

    I, the undersigned,  President of Benihana Inc., a Delaware corporation (hereinafter called the “Corporation”), pursuant to the provisions of Sections 103 and 151 of the General Corporation Law of the State of Delaware, do hereby make this Certificate of Designations and do hereby state and certify that pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Certificate of Incorporation of the Corporation, as amended, the Board of Directors duly adopted the following resolutions:

    RESOLVED, that, pursuant to Article V of the Amended and Restated Certificate of Incorporation of the Corporation, as amended (which authorizes an aggregate of 5,000,000 shares of preferred stock, $1.00 par value (“Preferred Stock”)), the Board of Directors hereby fixes the powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of a series of Preferred Stock.

    RESOLVED, that each share of such series of Preferred Stock shall rank equally in all respects and shall be subject to the following provisions:

1.         Number and Designation.  800,000 shares of the Preferred Stock of the Corporation shall be designated as Series B Convertible Preferred Stock (the “Series B Preferred Stock”).

2.         Definitions.  In addition to the capitalized terms elsewhere defined herein, the following terms, when used herein, shall have the meanings indicated, unless the context otherwise requires.

    “Additional Funding” has the meaning specified in the Stock Purchase Agreement.

    “Adjusted Conversion Price” means, with respect to any share of Series B Preferred Stock, at any time, the Initial Conversion Price of such share of Series B Preferred Stock, as adjusted from time to time pursuant to Section 6(d) hereof.

    “Affiliate” means, with respect to any specified Person, any other Person which, directly or indirectly, controls, is controlled by or is under direct or indirect common control with, such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “affiliated,” “controlling,” and “controlled” have meanings correlative to the foregoing.

    “Board of Directors” means the Board of Directors of the Corporation.

    “Business Day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in Miami, Florida generally are authorized or required by law or other governmental actions to close.

    “Class A Common Stock” means the Corporation’s Class A Common Stock, par value $0.10 per share.

    “Common Stock” means the Corporation’s Common Stock, par value $0.10 per share and unless otherwise expressly provided, excludes reference to the Corporation’s Class A Common Stock.

    “Common Stock Equivalent” means any security or obligation which is by its terms convertible, exchangeable or exercisable into or for shares of Common Stock or Class A Common Stock, including, without limitation, the Series B Preferred Stock and any option, warrant or subscription right with respect to any Common Stock, Class A Common Stock or Common Stock Equivalent.

    “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

    “Excluded Securities” means Common Stock, Class A Common Stock or Common Stock Equivalents issued:

    (i)         pursuant to the Corporation’s stock option plans (or any options issued thereunder) or pursuant to any other stock related employee compensation or equity incentive plans or arrangements of the Corporation approved by the Corporation’s Board of Directors or its predecessors (including such plans under Section 423 of the Internal Revenue Code of 1986, as amended),

    (ii)        pursuant to (A) the conversion of convertible notes or other debt instruments outstanding as of the date of the Stock Purchase Agreement, (B) the exercise of options or warrants outstanding (or reserved for issuance under the Corporation’s equity incentive plans in effect) as of the date of the Stock Purchase Agreement and (C) other obligations of the Corporation which are existing as of the date of the Stock Purchase Agreement, provided that with respect to (A), (B) and (C) all of which shall have been disclosed in the Stock Purchase Agreement,

    (iii)       as consideration in connection with (A) acquisitions by the Corporation or its subsidiaries of a business enterprise or (B) mergers, consolidations, joint ventures or other business combinations by the Corporation with third Persons, provided that with respect to (A) and (B) any such acquisitions, mergers, consolidations, joint ventures or other business combinations are approved by the holders of a majority of the Series B Preferred Stock pursuant to Section 7 hereof (to the extent any such approval is required thereunder),

    (iv)       upon exercise or conversion of any security the issuance of which caused an adjustment under Section 6(d)(v) or 6(d)(vi) hereof, or

    (v)        pursuant to a stockholder rights plan (i.e., a “poison pill” plan) pursuant to which any acquisition by the Purchaser of shares of capital stock of the Corporation (or any options, rights, warrants or convertible securities) is treated as a “Triggering Event” or “Distribution Event” (or other similar event which would cause ownership of capital stock by the Purchaser or any such entity to cause a distribution event, flip-over event or flip-in event).

    “First Funding” has the meaning specified in the Stock Purchase Agreement.

    “Initial Conversion Price” means $19.00 per share, subject to adjustment from time to time pursuant to Section 6(d) hereof.

    “Liquidation Preference” means, with respect to each share of Series B Preferred Stock, the sum of (i) $25.00 per whole share of Series B Preferred Stock (as adjusted for stock splits, reverse stock splits, stock dividends and similar transactions with respect to the Series B Preferred Stock) plus (ii) accrued and unpaid dividends on such share of Series B Preferred Stock through the date of determination or payment.

    “Market Price” means, with respect to the Common Stock, on any given day, (i) the closing price per share on the principal securities exchange on which the Common Stock may at the time be listed, or (ii) the price of the last trade, as reported on the Nasdaq National Market, not identified as having been reported late to such system, or (iii) if the Common Stock is so quoted, but not so traded, the average of the last bid and ask prices, as those prices are reported on the Nasdaq National Market, or (iv) if the Common Stock is not listed or authorized for trading on the Nasdaq National Market or any comparable system, the average of the closing bid and asked prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Corporation for that purpose and reasonably acceptable to the holders of a majority of the outstanding Series B Preferred Stock. If the Common Stock is not listed on any securities exchange or listed and traded in a manner that the prices or quotations referred to above are available for the period required hereunder, the Market Price per share of Common Stock shall be deemed to be the fair value per share of such security as mutually agreed upon by the Corporation and the holders of a majority of the outstanding Series B Preferred Stock.

    “Outstanding”, when used with reference to shares of stock, means issued and outstanding shares, excluding shares held by the Corporation or a subsidiary.

    “Person” means an individual, corporation, partnership, limited liability company, association, trust and any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

    “Principal Market” means the principal securities exchange on which the Common Stock may at the time be listed, or if at such time the Common Stock is not so listed, the Nasdaq National Market, or if the Common Stock is not traded on the Nasdaq National Market, then the principal securities exchange or trading market for the Common Stock.

    “Purchaser” means BFC Financial Corporation or any other Person who, at the time, is the beneficial owner of 50% or more of the then outstanding Series B Preferred Stock.

    “Significant Assets” means assets having a value of more than 25% of the total consolidated assets of the Corporation and its subsidiaries.

    “Stated Value” means, with respect to each share of Series B Preferred Stock, an amount equal to $25.00 per whole share of Series B Preferred Stock (as adjusted for stock splits, reverse stock splits, stock dividends and similar transactions with respect to the Series B Preferred Stock).

    “Stock Purchase Agreement” means that certain Preferred Stock Purchase Agreement, dated June 8, 2004 between the Corporation and the Purchaser as in effect from time to time in accordance with its terms.

    “Voting Percentage” means the number of votes entitled to be cast at any time by the holders of the Series B Preferred Stock divided by the total number of votes then entitled to be cast by the holders of all outstanding shares of the Company’s Common Stock, Class A Common Stock and Series B Preferred Stock, in each case,  with respect to matters on which all such classes vote together as a single class.

    “VWAP” means, for any security, the dollar volume-weighted average price for such security on the Principal Market during any specified period beginning at 9:30 a.m., New York City Time, on the first trading day of the applicable period and ending at 4:00 p.m., New York City Time, on the last trading day in the applicable period as reported by Bloomberg Financial Markets, or any successor thereto (“Bloomberg”), through its “Volume at Price” functions or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30 a.m., New York City Time, on the first trading day of the applicable period and ending at 4:00 p.m., New York City Time, on the last trading day of the applicable period, as reported by Bloomberg.  If the VWAP cannot be calculated for such security on any of the foregoing bases, the VWAP of such security shall be the Market Price on the last day in the applicable period.  All such determinations shall be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period.

3.         Rank.  The Series B Preferred Stock shall, with respect to dividend rights and rights on liquidation, winding-up and dissolution, rank senior to all classes of common equity of the Corporation and to all other classes of equity securities of the Corporation, including any other class or series of any class of Preferred Stock of the Corporation, whether now outstanding or issued hereafter. Other than as permitted by Section 7(b) hereof, the Corporation shall not create any class or series of preferred stock or any convertible debt securities ranking pari passu with or senior to the Series B Preferred Stock with respect to dividend rights or rights on liquidation, winding-up and dissolution without the approval of holders of a majority of the outstanding shares of Series B Preferred Stock.

4.         Dividends.

    (a)         The holders of outstanding shares of Series B Preferred Stock shall receive cumulative quarterly dividends, out of the assets of the Corporation legally available therefor, prior and in preference to any declaration or payment of any dividend on the Common Stock, Class A Common Stock or any other equity securities of the Corporation (including other Preferred Stock), at an annual rate equal to $1.25 per share, payable on the last day of each calendar quarter commencing September 30, 2004, whether or not declared.  Such dividends shall accumulate from the date of original issuance.  With the consent of both the Corporation and the holders of a majority of the then outstanding shares of the Series B Preferred Stock, dividends may be paid in a number of additional shares of Series B Preferred Stock calculated by dividing the amount of the cash dividends which would be otherwise payable by the Stated Value of the Series B Preferred Stock. To the extent that the foregoing calculation of the number of shares payable in respect of a dividend would, after aggregating all such dividends payable to a holder of Series B Preferred Stock, result in the payment of a fractional share to such holder, cash in an amount equal to the Stated Value multiplied by such fractional portion shall be paid to such holder in lieu thereof.

    (b)         In the event that the Corporation, with the consent of the holders of a majority of the then outstanding shares of the Series B Preferred Stock, determines to pay dividends in additional shares of Series B Preferred Stock, the Corporation shall take all such actions as may be reasonably necessary or required  to authorize the issuance of such additional shares and all shares of Common Stock issuable upon conversion thereof, including but not limited to the amendment of this Certificate of Designation to increase the authorized number of shares of Series B Preferred Stock, and, if required, the listing of shares of Common Stock issuable upon conversion thereof on the Principal Market.

    (c)         So long as any shares of Series B Preferred Stock shall be outstanding, no dividend, whether in cash or property, shall be paid or declared, nor shall any other distribution be made, on the Common Stock, Class A Common Stock or any other equity securities (including other Preferred Stock) of the Corporation nor shall the Corporation, directly or indirectly, purchase, redeem or otherwise acquire any Common Stock, Class A Common Stock or any other equity securities (including other Preferred Stock) of the Corporation, until all dividends (set forth in Section 4(a) above) on the Series B Preferred Stock shall have been paid or declared and set apart.

5.         Liquidation Preference and Redemption.

    (a)         In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (a “Liquidation”), before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of the Common Stock, Class A Common Stock or any other equity securities (including other Preferred Stock) of the Corporation, the holders of the shares of Series B Preferred Stock shall be entitled to receive with respect to each share of Series B Preferred Stock held thereby an amount in cash equal to the Liquidation Preference of such share of Series B Preferred Stock. If, upon any Liquidation of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of Series B Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Series B Preferred Stock ratably in accordance with the respective amounts that would be payable on such shares of Series B Preferred Stock if all amounts payable thereon were paid in full.

    (b)        Upon the completion of the distribution required by Section 5(a) and any other distribution that may be required with respect to any other series of Preferred Stock that may from time to time come into existence, subject to the rights of any other series of Preferred Stock that may from time to time come into existence, if assets remain in the Corporation, the holders of the Common Stock and the Class A Common Stock of the Corporation shall receive the distribution of the remaining assets, or the proceeds thereof.

    (c)         Notwithstanding anything else in this Certificate of Designations, a Liquidation of the Corporation shall also be deemed to include the acquisition of the Corporation by another Person or Persons who are not Affiliates of the Corporation by means of any transaction or series of related transactions, including, without limitation, any reorganization, merger, consolidation or similar transaction, whether of the Corporation with or into any other Person or Persons or of any other Person or Persons with or into the Corporation, or a sale of all or substantially all of the assets of the Corporation; provided that a consolidation or merger as a result of which the holders of capital stock of the Corporation immediately prior to such merger or consolidation possess (by reason of such holdings) 50% or more of the voting power of the corporation surviving such merger, consolidation or similar transaction (or other Person which is the issuer of the capital stock into which the capital stock of the Corporation is converted or exchanged in such merger or consolidation) shall not be treated as a Liquidation of the Corporation within the meaning of this Section 5,

    (d)         (i)          The Corporation shall redeem all shares of Series B Preferred Stock outstanding on the Redemption Date (and may so redeem all shares of Series B Preferred stock outstanding on the Early Redemption Date, if any, as such term is defined below) at an amount per share (the “Redemption Price”) equal to the  Liquidation Preference of such Share.  The Redemption Date shall be July 2, 2014 or such later date as may be specified by the  holders of more than 50% of the then outstanding shares of  Series B Preferred Stock by written notice given to the Corporation not more than sixty (60) nor less than thirty (30)days prior to such tenth anniversary, but in no event shall the Redemption Date be later than July 2, 2024.

       (ii)         The Early Redemption Date shall be the date specified in a notice (the “Early Redemption Notice”) given to the holders of the Series B Preferred Stock by the Corporation. The Early Redemption Notice may be given by the Corporation (x) only if at any time on or after July 2, 2007, the VWAP of the Common Stock for a sixty (60) consecutive trading day period (the “Measuring Period”) exceeds $38.00 per share (subject to adjustment for stock splits, reverse stock splits, stock dividends and similar transactions with respect to the Common Stock), and (y) only within sixty (60) days after the end of the first Measuring Period after July 2, 2007 where the VWAP exceeds $38.00 per share, and if not given within such sixty-day period, the Corporation shall no longer have a right to redeem the Series B Preferred Stock under the provisions of this Section (d)(ii).  In no event shall the Early Redemption Date be more than sixty (60) or less than thirty (30) days after the date of such notice.

       (iii)        On the Redemption Date or the Early Redemption Date, as the case may be, the Corporation shall deposit the Redemption Price (in cash or, in the case of the Redemption Date and at the election of the Corporation, shares of the Corporation’s Common Stock as hereinafter provided) of all shares of Series B Preferred Stock then outstanding, with a bank or trust corporation having aggregate capital and surplus in excess of $100,000,000 as a trust fund for the benefit of the respective holders of the shares to be redeemed and not yet redeemed, with irrevocable instructions and authority to the bank or trust corporation to pay the Redemption Price for such shares to their respective holders on or after the Redemption Date or the Early Redemption Date, as the case may be, upon receipt of notification from the Corporation that such holder has surrendered his share certificate to the Corporation.  From and after the Redemption Date, or the Early Redemption Date, as the case may be, the shares so called for redemption shall be redeemed and shall be deemed to be no longer outstanding, and the holders thereof shall cease to be stockholders with respect to such shares and shall have no rights with respect thereto except the rights to receive the Redemption Price of the shares, without interest, upon surrender of their certificates therefor.  Such instructions shall also provide that any moneys or other property deposited by the Corporation  for the redemption of shares which shares are thereafter converted into shares of the Corporation’s Common Stock prior to the Redemption Date shall be returned to the Corporation forthwith upon such conversion.  The balance of any moneys or property deposited by the Corporation pursuant to this Section 5(d) remaining unclaimed at the expiration of two (2) years following the Redemption Date, or the Early Redemption Date, as the case may be, shall thereafter be returned to the Corporation upon its request expressed in a resolution of its Board of Directors.

       (iv)        The Redemption Price payable on the Redemption Date  shall be paid in cash or, at the election of the Corporation, in shares of Common Stock which for these purposes shall be deemed to have a value per share equal to the VWAP of a share of Common Stock during the twenty (20) consecutive trading days immediately preceding the Redemption Date; provided, however, that the Corporation may only elect to pay the Redemption Price in shares of Common Stock if (i) the Common  Stock are at the Redemption Date traded on a national securities exchange or the Nasdaq National Market and (ii) the aggregate market value of the Common Stock and any other common equity of the Corporation so traded or quoted (including for this purpose the Conversion Shares) exceeds $75 million.  The Redemption Price payable on any Early Redemption Date must be paid entirely in cash.

       (v)         Any shares of Series B Preferred Stock redeemed pursuant to this Section or otherwise acquired by the Corporation in any manner whatsoever shall be canceled and shall not under any circumstances be reissued; the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce accordingly the number of authorized shares of the Corporation’s capital stock.

       (vi)        The Corporation will not, and will not permit any subsidiary of the Corporation to, purchase or acquire any shares of Series B Preferred Stock otherwise than pursuant to (1) the terms of this Section 5(d), or (2) an offer made on the same terms to all holders of Series B Preferred Stock at the time outstanding.

       (vii)       Anything contained in this Section 5(d) to the contrary notwithstanding, the holders of shares of Series B Preferred Stock to be redeemed in accordance with this Section shall have the right, exercisable at any time up to the close of business on the Redemption Date (or any Early Redemption Date) to convert all or any part of such shares to be redeemed as herein provided into shares of Common Stock pursuant to Section 6 of this Certificate of Designations; provided, however, that if the Corporation defaults on the payment of the Redemption Price thereof, and without prejudicing any other rights or remedies that the holders of Series B Preferred Stock may have, the holders of Series B Preferred Stock shall have the right to convert all or any part of such shares to be redeemed up to the date upon which the Corporation duly pays the Redemption Price.

       (viii)      There shall be no sinking fund for the payment of dividends, or liquidation preferences on the Series B Preferred Stock or the redemption of any shares thereof.

6.         Conversion.

           (a)         (i)           Shares of Series B Preferred Stock shall be convertible into Common Stock on the terms and conditions set forth in this Section 6.

       (ii)         Subject to the provisions of this Section 6, each holder of outstanding shares of Series B Preferred Stock shall have the right, at any time, at such holder’s option, to convert any or all  outstanding shares (and fractional shares) of Series B Preferred Stock, in whole or in part, into fully paid and non-assessable shares of Common Stock.

       (iii)        The number of shares of Common Stock deliverable upon the conversion hereunder of a share of Series B Preferred Stock as of any date shall be an amount equal to (A) the Liquidation Preference divided by (B) the Adjusted Conversion Price of such share of Series B Preferred Stock.

    (b)          Conversion Requirements.

       (i)          In order to exercise the conversion right, the holder of the shares of Series B Preferred Stock to be converted shall surrender the certificate representing such shares of Series B Preferred Stock (or a lost stock affidavit therefor reasonably acceptable to the Corporation) at the office of the Corporation, with a written notice of election to convert completed and signed, specifying the number of shares of Series B Preferred Stock to be converted. Unless the shares issuable on conversion are to be issued in the same name as the name in which such shares of Series B Preferred Stock are registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or the holder’s duly authorized attorney.

       (ii)         As promptly as practicable after the surrender by a holder of certificates for shares of Series B Preferred Stock as aforesaid, the Corporation shall issue and shall deliver to such holder, or on the holder’s written order to the holder’s transferee, (w) a certificate or certificates for the whole number of shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions of this Section 6, (x) any cash adjustment required pursuant to Section 6(c) hereof and (y) in the event of a conversion in part, a certificate or certificates for the whole number of shares of Series B Preferred Stock not being so converted.

       (iii)        Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Series B Preferred Stock shall have been surrendered to the Corporation for conversion and such notice received by the Corporation as aforesaid, and the person in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder of record of the shares of Common Stock represented thereby at such time on such date.  All shares of Common Stock delivered upon conversion of the Series B Preferred Stock will upon delivery be duly and validly issued and fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights. Upon the surrender of certificates representing shares of Series B Preferred Stock, such shares shall no longer be deemed to be outstanding and all rights of a holder with respect to such shares surrendered for conversion shall immediately terminate except the right to receive the Common Stock and other amounts payable pursuant to this Section 6 and a certificate or certificates representing shares of Series B Preferred Stock not converted.

       (iv)        The Corporation covenants that the Corporation will at all times reserve from its authorized and unissued Common Stock a sufficient number of shares of Common Stock to permit conversion in full of the outstanding shares of Series B Preferred Stock at the Adjusted Conversion Price from time to time in effect. The Corporation agrees that its issuance of Series B Preferred Stock shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates to execute and issue promptly the necessary certificates for shares of Common Stock upon the conversion of Series B Preferred Stock.

    (c)         In connection with the conversion of any shares of Series B Preferred Stock, no fractions of shares of Common Stock shall be issued, but in lieu thereof the Corporation shall pay a cash payment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Market Price per share of Common Stock on the business day on which such shares of Series B Preferred Stock are deemed to have been converted.

    (d)          Adjustments.

       (i)          If the Corporation shall at any time after the date of the Stock Purchase Agreement (A) declare a dividend or make a distribution on Common Stock payable in Common Stock or Class A Common Stock,  (B) subdivide or split the outstanding Common Stock, (C) combine or reclassify the outstanding Common Stock into a smaller number of shares, or (D) issue any shares of its capital stock in a reclassification of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing corporation), the Adjusted Conversion Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, split, combination, consolidation, merger or reclassification shall be proportionately adjusted so that the conversion of the Series B Preferred Stock after such time shall entitle the holder to receive the aggregate number of shares of Common Stock or other securities of the Corporation (or shares of any security into which such shares of Common Stock have been combined, consolidated, merged or reclassified pursuant to clause (d)(i)(C), or (d)(i)(D) above of this Section 6) which, if the Series B Preferred Stock had been converted immediately prior to such time, such holder would have owned upon such conversion and been entitled to receive by virtue of such dividend, distribution, subdivision, split, combination, consolidation, merger or reclassification.

       (ii)         If the Corporation shall issue or sell any Common Stock or Class A Common Stock (other than Excluded Securities) at any time without consideration or for a consideration per share less than the Adjusted Conversion Price then in effect, then the Adjusted Conversion Price to be in effect after such issuance or sale shall be determined by multiplying the Adjusted Conversion Price in effect immediately prior to such issuance or sale by a fraction, (A) the numerator of which shall be the aggregate number of shares of Common Stock and Class A Common Stock outstanding or reserved for issuance immediately before such issuance or sale, plus the aggregate number of shares of Common Stock that the aggregate consideration received by the Corporation upon such issuance or sale would purchase at the Adjusted Conversion Price then in effect and (B) the denominator of which shall be the aggregate number of shares of Common Stock and Class A Common Stock outstanding or reserved for issuance immediately before such issuance or sale, plus the aggregate number of shares of Common Stock and Class A Common Stock so issued or sold.

       (iii)        For purposes of making any adjustment required under Sections 6(d)(ii), the value of the consideration received by the Corporation for any issuance or sale of securities shall:

          (A)       insofar as it consists of cash, be computed as the aggregate of cash received by the Corporation;

          (B)        insofar as it consists of property other than cash (subject to clause (C) below), be computed at the fair market value thereof at the time of such issue, as agreed upon in good faith by the Board of Directors and the holders of a majority of the outstanding shares of Series B Preferred Stock;

          (C)        insofar as it consists of securities, be computed as follows:

             (1)         the market price thereof (computed in a manner similar to the   definition of “Market Price” of Common Stock) averaged over a period of fifteen (15) consecutive trading days consisting of the day as of  which the current fair market value of such securities is being  determined (or if such day is not a trading day, the trading day next preceding such day) and the fourteen (14) consecutive trading days prior to such day, or (2) if on the date for which the current fair market value is to be determined such securities are not listed on any securities exchange or quoted on the Nasdaq National Market or the over-the-counter market, the current fair market value of such securities shall be as agreed upon in good faith by the Board of Directors and the holders of a majority of the outstanding shares of Series B Preferred Stock; or

          (D)       if shares of Common Stock or Class A Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) through (C) above, as determined in good faith by the Board of Directors; provided, however, that in the case of (B), (C) and (D) if the holders of a majority of the then-outstanding shares of Series B Preferred Stock shall object to any such determination (or the Board of Directors and the holder of a majority of the outstanding shares of Series B Preferred Stock shall be unable to agree on a fair market value determination), the Board of Directors shall retain an independent appraiser reasonably satisfactory to such holders to determine such fair market value. The holders shall be notified promptly of any consideration other than cash to be    received by the Corporation and furnished with a description of the consideration and the fair market value thereof, as determined by the Board of Directors.

       (iv)        Except for and with respect to Excluded Securities, in the event that the Corporation fixes a record date for the issuance of rights, options or warrants to the holders of its Common Stock or Class A Common Stock or other securities entitling such holders to subscribe for or purchase shares of Common Stock or Class A Common Stock (or securities convertible or exchangeable into shares thereof) at a price per share (or having a conversion or exercise price per share) less than the Adjusted Conversion Price in effect on such record date, the maximum number of shares of Common Stock or Class A Common Stock issuable upon exercise of such rights, options or warrants (or conversion or exchange of such convertible securities) shall be deemed to have been issued and outstanding as of such record date and the Adjusted Conversion Price then in effect shall be adjusted in the manner provided in Section 6(d)(ii) hereof, as though such maximum number of shares had been so issued for the aggregate consideration payable by the holders of such rights, options, warrants or convertible securities upon the exercise, conversion or exchange thereof.  In case any portion of such consideration shall be in a form other than cash, the fair market value of such noncash consideration shall be determined as set forth in Section 6(d)(iii) hereof.  Such adjustment shall be made successively whenever such record date is fixed; and in the event that such rights, options or warrants are not so issued or expire unexercised, or in the event of a change in the number of shares of Common Stock or Class A Common Stock to which the holders of such rights, options or warrants are entitled (other than pursuant to adjustment provisions therein comparable to those contained in this Section 6(d) which adjustment is also made on the Series B Preferred Stock pursuant to this Section 6(d)), the Adjusted Conversion Price then in effect shall again be adjusted to be the Adjusted Conversion Price which would then be in effect if such record date had not been fixed, in the former event, or the Adjusted Conversion Price which would then be in effect if such holder had initially been entitled to such changed number of shares of Common Stock, in the latter event.

       (v)         Except for and with respect to Excluded Securities, in the event that the Corporation issues rights, options or warrants entitling the holders thereof to subscribe for or purchase Common Stock or Class A Common Stock (or securities convertible or exchangeable into shares thereof) or shall issue securities that are convertible or exchangeable, directly or indirectly, into Common Stock or Class A Common Stock, and the price per share of Common Stock or Class A Common Stock payable upon the exercise, conversion or exchange thereof of such rights, options, warrants or convertible securities (including the price paid for such rights, options, warrants or convertible securities attributable  to a share of Common Stock or Class A Common Stock, as applicable) is less than the Adjusted Conversion Price then in effect, the maximum number of shares of Common Stock or Class A Common Stock issuable upon exercise of such rights, options or warrants or upon conversion or exchange of such convertible securities shall be deemed to have been issued and outstanding as of the date of such sale or issuance, and the Adjusted Conversion Price shall be adjusted in the manner provided in Section 6(d)(ii) hereof, as though such maximum number of shares of Common Stock or Class A Common Stock had been so issued for an aggregate consideration equal to the aggregate consideration paid for such rights, options, warrants or convertible securities and the aggregate consideration payable by the holders of such rights, options warrants or convertible securities upon the exercise, conversion or exchange thereof.  In case any portion of such consideration shall be in a form other than cash, the fair market value of such noncash consideration shall be determined as set forth in Section 6(d)(iii) hereof. Such adjustment shall be made successively whenever such rights, options, warrants or convertible securities are issued; and in the event that such rights, options or warrants expire unexercised, or in the event of a change in the number of shares of Common Stock or Class A Common Stock to which the holders of such rights, options, warrants or convertible securities are entitled (other than pursuant to adjustment provisions therein comparable to those contained in this Section 6(d) which adjustment is also made on the Series B Preferred Stock pursuant to this Section 6(d)), the Adjusted Conversion Price shall again be adjusted to be the Adjusted Conversion Price which would then be in effect if such rights, options, warrants or convertible securities had not been issued, in the former event, or the Adjusted Conversion Price which would then be in effect if such holders had initially been entitled to such changed number of shares of Common Stock or Class A Common Stock, in the latter event.  No adjustment of the Adjusted Conversion Price shall be made pursuant to this Section 6(d)(v) to the extent that the Adjusted Conversion Price shall have been adjusted pursuant to Section 6(d)(iv) hereof upon the setting of any record date relating to such rights, options, warrants or convertible securities and such adjustment fully reflects the number of shares of Common Stock and Class A Common Stock to which the holders of such rights, options, warrants or convertible securities are entitled and the price payable therefor.

    (vi)       If a reorganization of the Corporation or a reclassification or recapitalization of the capital stock of the Corporation or a consolidation or merger of the Corporation with another Person or the sale of all or substantially all of the assets of the Corporation to another Person shall be effected in such a manner that holders of Common Stock shall be entitled to receive stock, securities, cash or other property with respect to or in exchange for Common Stock, then (except a transaction for which provision for adjustment is otherwise made in this Section 6(d)) each share of Series B Preferred Stock shall thereafter be convertible into such shares of stock, securities, cash or other property which, if the Series B Preferred Stock had been converted immediately prior to such reorganization, recapitalization, reclassification, merger, consolidation of sale, a holder of the number of shares of Common Stock deliverable upon conversion of such Series B Preferred Stock would have been entitled; and, in any such case, appropriate adjustment shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the Series B Preferred Stock.  The Corporation shall not effect any such merger, consolidation or sale unless prior to or simultaneously with the consummation thereof the successor corporation or purchaser, as the case may be, shall assume by written instrument the obligation to deliver to the holders of the Series B Preferred Stock such shares of stock, securities, cash or other properties as, in accordance with the foregoing provisions, each such holder is entitled to receive.

    (vii)      If the Corporation shall distribute to all holders of Common Stock or Class A Common Stock evidences of its indebtedness or assets (other than regular cash dividends payable out of earnings or surplus), then in each such case the Conversion Price at which each share of Series B Preferred Stock shall thereafter be convertible shall be determined by multiplying the Conversion Price in effect immediately prior to the record date fixed for determination of shareholders entitled to receive such distribution by a fraction, the denominator of which shall be the Conversion Price determined as of the record date mentioned above, and the numerator of which shall be such Conversion Price on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of Common Stock or Class A Common Stock, as the case may be, as determined by the Corporation’s independent certified public accountants that regularly examines the financial statements of the Corporation.

    (viii)     No adjustment to the Adjusted Conversion Price pursuant to Sections 6(d)(i), 6(d)(ii), 6(d)(iv) or 6(d)(v) hereof shall be required unless such adjustment would require an increase or decrease of at least $.01 in the Adjusted Conversion Price; provided however, that any adjustments which by reason of this Section 6(d)(viii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 6(d) shall be made to the nearest four decimal points.

    (ix)        In the event that, at any time as a result of the provisions of this Section 6(d), the holder of Series B Preferred Stock upon subsequent conversion shall become entitled to receive any shares of capital stock of the Corporation other than Common Stock, the number of such other shares so receivable upon conversion of Series B Preferred Stock shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein.

    (x)         Notwithstanding anything to the contrary contained herein, no adjustment shall be made pursuant to the provisions of Section 6(d) (ii) or Section 6 (d) (v) above if, after giving effect to any such adjustment, the Adjusted Conversion Price would be less than the Minimum Price.  The Minimum Price means $15.05 per share as appropriately adjusted to reflect (i) any stock split, stock dividend or other event described in Section 6 (d) (i) above and (ii) any of the other events described in adjustment to the Adjusted Conversion Price pursuant to the provisions of Sections 6 (d) (iv), (vi) or (vii) above; provided, however, that (i) the provisions of this Section 6 (d) (x) shall be of no force and effect (and including that any adjustment of the Conversion Price that would otherwise have been made hereunder but for the provisions of this Section 6 (d) (x) shall retroactively be applied) in the event that, at any time, the issuance and sale of the Preferred Shares to the Purchaser shall have been approved by the affirmative vote of a majority of the votes entitled to be cast on the matter at any duly called meeting of the shareholders of the Corporation at which a quorum is present (or by the written consent of shareholders entitled to vote thereon in accordance with Delaware law), and (ii) prior to consummating any transaction that might give rise to an adjustment to the Conversion Price that would not be given effect as a result of being prohibited under the provisions of this Section 6 (d) (x), the Company shall use its reasonable best efforts to obtain such shareholder approval.

    (e)         Upon the occurrence of each adjustment or readjustment of the Initial Conversion Price or any subsequent Adjusted Conversion Price pursuant to this Section 6, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish by certified or registered mail to each holder, if any, of Series B Preferred Stock outstanding at such holder’s address shown in the Corporation’s registry, a certificate setting forth such adjustment or readjustment and showing in reasonable detail the facts upon which such adjustment or readjustment is based and shall file a copy of such certificate with its corporate records. The Corporation shall also, upon the written request of any holder of Series B Preferred Stock, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Adjusted Conversion Price then in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the conversion of Series B Preferred Stock. Despite such adjustment or readjustment, the form of each or all Series B Preferred Stock certificates, if the same shall reflect the Initial Conversion Price or any subsequent Adjusted Conversion Price, need not be changed in order for the adjustments or readjustments to be valid in accordance with the provisions of this Certificate of Designations, which shall control.

    (f)         The Corporation shall pay any and all documentary, stamp, issue or transfer taxes, and any other similar taxes payable in respect of the issue or delivery of shares of Common Stock upon conversion of shares of Series B Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the holder of the shares of Series B Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the reasonable satisfaction of the Corporation, that such tax has been paid or is not payable.

    (g)        No adjustment to the Initial Conversion Price or any subsequent Adjusted Conversion Price shall reduce the Adjusted Conversion Price below the then par value of the Common Stock.

    (h)        If any event occurs as to which the provisions of this Section 6 are not strictly applicable, or if strictly applicable would not fairly protect the rights of the holders of the Series B Preferred Stock or the Corporation in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make any adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights as aforesaid.

7.         Voting Rights.

    (a)         Except as otherwise provided herein, or as otherwise provided by applicable law, the holders of the shares of Series B Preferred Stock (i) shall be entitled to vote with the holders of the Common Stock, as a single class, on all matters submitted for a vote of holders of Common Stock, (ii) shall be entitled to vote with the holders of the Common Stock and Class A Common Stock, as a single class, on all matters on which the holders of Common Stock vote together with the holders of Class A Common Stock as a single class (iii) shall be entitled to notice of all stockholders’ meetings in accordance with the Certificate of Incorporation and bylaws of the Corporation and (iv) shall be entitled to a number of votes equal to the votes represented by the number of shares of Common Stock which would, at the time of any such vote, be issued to such holder if all shares of Series B Preferred Stock then held by such holder were converted into shares of Common Stock; provided, however, that in no event shall the holders of the Series B Preferred Stock be entitled to cast more than that number of votes represented by the number of shares of Common Stock equal to the quotient obtained by dividing (A) 20,000,000 plus the aggregate Liquidation Preference of all outstanding shares of Series B Preferred Stock that were issued in lieu of cash dividends pursuant to Section 4 (a) hereof by (B) $15.05, adjusted in each case for any stock split, stock dividend, reverse stock split and other similar events with respect to the Common Stock (such maximum number of votes to be allocated among the outstanding Series B Preferred Stock on a pro rata basis), it being expressly understood and agreed that such limitation on the voting power of the Series B Preferred Stock shall not affect the number of shares of Common Stock issuable upon the conversion thereof or the amounts payable in respect of the Series B Preferred Stock upon any redemption or any Liquidation of the Corporation.

    (b)         The Corporation shall not, without first obtaining the approval of the holders of not less than a majority of the total number of shares of Series B Preferred Stock then outstanding, voting together as a single class:

       (i)        amend, add or repeal, including an amendment, addition or repeal effected by merger, consolidation, reorganization or any other means, or repeal any provision of, or add any provision to, the Corporation’s Certificate of Incorporation, as amended, or Bylaws if such action would alter or change this Section 7 or otherwise adversely alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Series B Preferred Stock or otherwise adversely affect the holders of Series B Preferred Stock as a class;

       (ii)       offer, sell, designate, authorize or issue, including by merger, reclassification, consolidation, reorganization or any other means, shares of any class or series of stock having any preference or priority as to dividends or redemption rights, liquidation preferences, conversion rights or voting rights, superior to or on a parity with any preference or priority of the Series B Preferred Stock (or any options, warrants, rights, bond, debentures, notes or other securities convertible, exchangeable or exercisable for any such stock);

       (iii)        except as otherwise expressly authorized herein, increase the number of shares of Series B Preferred Stock authorized pursuant to this Certificate of Designations or, except upon an Additional Funding pursuant to the Stock Purchase Agreement, issue any shares of Series B Preferred Stock;

       (iv)      directly or indirectly acquire or dispose of any Significant Assets whether by purchase, sale, merger, consolidation or any other means;

       (v)       merge or consolidate into or with any other Person other than in connection with an acquisition or disposition of assets not constituting Significant Assets or for the sole purpose of changing the Corporation’s domicile;

       (vi)      cause a Liquidation of the Corporation; or

       (vii)     except for Excluded Securities or securities offered and sold in a bona fide underwritten public offering, issue or sell any Common Stock or Class A Common Stock (or securities convertible into or exercisable for Common Stock or Class A Common Stock)  at a price less than the VWAP of such Common Stock or Class A Stock, as the case may be, during the thirty-day period immediately preceding the closing of any such issuance and sale if the provisions of Section 6 (d) (x) would operate to limit any adjustment of the Conversion Price that would (but for the provisions of Section 6 (d) (x)) otherwise be made hereunder as a result of such issuance and sale.

    (c)         The consent or votes required in Section 7(b) above shall be in addition to any approval of stockholders of the Corporation which may be required by law or pursuant to any provision of the Corporation’s Certificate of Incorporation or Bylaws, which approval shall be obtained by vote of the stockholders of the Corporation in the manner provided in Section 7(a) above.

    (d)         The holders of a majority of the outstanding Preferred Stock, voting as a single class, shall at all times be entitled to elect one member of the Board of Directors.  In addition, at any time that the Corporation has failed for two (2) consecutive calendar quarters, to pay any dividends required to be paid by it pursuant to Section 4(a) of this Certificate of Designations, the holders of a majority of the outstanding Preferred Stock, voting as a single class, shall be entitled to elect an additional member of the Board of Directors.  In the event that the holders of a majority of the Series B Preferred Stock elect to exercise such right, the number of directors then constituting the Board of Directors shall be increased, if necessary, in order to provide for a total of one (or if applicable, two) additional Board seats. Whenever a majority of the shares of Series B Preferred Stock issued and reserved for issuance pursuant to the Stock Purchase Agreement has been converted into Common Stock pursuant to this Certificate of Designations, then the right of the holders of a majority of the Series B Preferred Stock to elect such additional directors shall cease, and the term of office of any persons elected as a director by the holder of the Series B Preferred Stock shall forthwith terminate and the number of the Board of Directors shall be reduced accordingly.

8.         Reports.  The Corporation shall mail to all holders of Series B Preferred Stock those reports, proxy statements and other materials that it mails to all of its holders of Common Stock.

9.         No Impairment.  The Corporation will not, by amendment of its Certificate of Incorporation, through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Certificate of Designations and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series B Preferred Stock against impairment.  Notwithstanding the foregoing sentence, the Corporation shall not be prohibited from undertaking any actions set forth in, and in strict compliance with, Section 7(b) of this Certificate of Designations.

10.       Notices of Record Date.

    (a)         If the Corporation shall propose at any time:

       (i)        to declare any dividend or distribution upon its Common Stock or other equity securities, whether in cash, property, stock, or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

       (ii)       to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights;

       (iii)      to effect any reorganization, reclassification or recapitalization of its Common Stock or other equity securities outstanding, including any subdivision, combination or split, involving a change in the Common Stock or other equity securities; or

       (iv)      to merge or consolidate with or into any other Person, or sell, lease, or convey all or substantially all its property or business, or to liquidate, dissolve, or wind up (as defined herein), then, in connection with each such event, the Corporation shall provide to the holders of the Series B Stock, at least ten (10) days’ prior written notice of the date on which a record shall be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to above.

    (b)         Each such written notice shall be delivered personally or given by first class mail, postage prepaid, addressed to the holders of the Series B Preferred Stock at the address for each such holder as shown on the books of the Corporation.

11.       No Reissuance of Stock.  No share or shares of Series B Preferred Stock that are converted, purchased or otherwise acquired by the Corporation may be reissued, and all such shares shall be canceled, retired and eliminated from the shares that the Corporation is authorized to issue.  The Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of Series B Preferred Stock accordingly.  If shares of Series B Preferred Stock are not issued after the date hereof due to the termination of the obligation of the purchasers under the Stock Purchase Agreement to purchase shares of Series B Preferred Stock, or due to the termination of the obligation of the Corporation to issue shares of Series B Preferred Stock, the Corporation shall not issue any shares of Series B Preferred Stock in excess of the number already issued, and the Corporation will reduce the authorized number of shares of Series B Preferred Stock to the number issued at the First Funding.

12.       Headings.  The headings of the Sections, subsections, clauses and subclauses of this Certificate of Designations are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

13.       Office.  The Corporation will, so long as any shares of Series B Preferred Stock are outstanding, maintain an office or agency where such shares may be presented for registration and where such shares may be presented for conversion.

    IN WITNESS WHEREOF, Benihana Inc. has caused this Certificate of Designations to be signed and attested by the undersigned this 29th day of June, 2004.

BENIHANA INC.

By:	/s/ Joel A. Schwartz
Name: Joel Schwartz
Title: President

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